SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials under 14a-12

AKERNA CORP.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per the Exchange Act Rules 14a6(i)(1) and 0-11

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

Vote by Internet – QUICK *** EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

AKERNA CORP. SERIES B PREFERRED STOCK PROXY CARD
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Please detach here

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER MANDATED BY THE CERTIFICATE OF DESIGNATION FOR THE SERIES B PREFERRED STOCK OF AKERNA CORP. PURSUANT TO THE CERTIFICATE OF DESIGNATION EACH SHARE OF SERIES B PREFERRED STOCK WILL BE ENTITLED TO 4,000 COMMON STOCK EQUIVALENT VOTES ONLY ON THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THIS REVERSE STOCK SPLIT (THE “REVERSE STOCK SPLIT PROPOSAL”). FURTHER, SUCH SHARES OF SERIES B PREFERRED STOCK WILL BE VOTED IN THE SAME PROPORTION AS THE AGGREGATE SHARES OF COMMON STOCK (EXCLUDING ANY SHARES OF COMMON STOCK THAT ARE NOT VOTED), THE SPECIAL VOTING SHARE (EXCLUDING ANY PORTION OF THE SPECIAL VOTING SHARE EQUIVALENTS NOT VOTED) AND THE AGGREGATE SHARES OF SERIES A PREFERRED STOCK ARE VOTED ON THE REVERSE STOCK SPLIT PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐

CONTROL NUMBER

Date ___________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders

To view the Special Meeting Proxy Statement and for directions on how to attend the Special Meeting, please go to:

https://www.cstproxy.com/akerna/sms2022

This proxy is solicited by the Board of Directors

AKERNA CORP.

Special Meeting of Stockholders

November 7, 2022 9:00 AM (Mountain Time)

I/We being stockholders of Akerna Corp. (the “Company”), hereby appoint Jessica Billingsley, Chief Executive Officer, to the Company and Dean Ditto, Chief Financial Officer to the Company as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the undersigned stockholder in accordance with the manner of voting of the Series B Preferred Stock of the Company as mandated by the Certificate of Designation for the Series B Preferred Stock at the Special Meeting of the Company to be held at the principal offices of the Company on November 7, 2022 at 9:00 AM Mountain Time or at any adjournment or postponement thereof.

[Continued and to be signed on reverse side]

AKERNA CORP.

Special Meeting of Stockholders

November 7, 2022 9:00 AM (Mountain Time)

201 Milwaukee St, Unit 200, Denver, CO 80206

VOTING INFORMATION FORM (VIF)

Important Notice Regarding the Availability of Proxy Materials for the 2022 Special Meeting of Stockholders

To view the Special Meeting Proxy Statement online, please go to: https://www.cstproxy.com/akerna/sms2022

You are entitled to instruct Odyssey Trust Company (the “Trustee”) as to the exercise of voting rights (including the right to direct the voting of the special voting share of Akerna Corp. at the Annual Meeting) attaching to the exchangeable shares of Akerna Canada Ample Exchange Inc. (“Exchangeco”) registered in your name with the Trustee.

:	EMAIL – Mark, sign and date your proxy and return it by electronic mail to: corptrust@odysseytrust.com

*	MAIL – Mark, sign and date your proxy card and return it to: Odyssey Trust Company 1230, 300 5th Ave S.W. Calgary, Alberta T2P 3C4

This VIF must be received by the Trustee by 11:59 p.m., Mountain Time, on November 5, 2022. Prior to such time you may revoke or amend your vote by marking, signing and returning a new VIF to the Trustee or writing to the Trustee at the address above and specifically requesting that your VIF be revoked. You may also attend the Annual Meeting and vote your portion of the special voting share in person at the Annual Meeting. In order to attend the Annual Meeting and vote in person, you must request a proxy from the Trustee to permit you or your designated agent or other representative to exercise your voting rights at the Annual Meeting.

THIS VIF, WHEN PROPERLY EXECUTED, WILL INSTRUCT THE TRUSTEE TO VOTE THAT PORTION OF THE SPECIAL VOTING SHARE ASSIGNABLE TO YOU IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS VIF WILL INSTRUCT THE TRUSTEE TO VOTE THE SPECICAL VOTING SHARE PORTION ASSIGNABLE TO YOU “FOR” EACH PROPOSAL. IF THIS VIF IS NOT RETURNED TO THE TRUSTEE YOUR PORTION OF THE SPECIAL VOTING SHARE WILL NOT BE VOTED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.		Please mark your vote: ☒

1.	Approval of the Amendment to the Certificate	FOR	AGAINST	ABSTAIN
	of Incorporation to Effect the Reverse Stock Split	☐	☐	☐

2.	Approval of the Adjournment Proposal	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Address Change? Mark box, sign, and indicate changes below: ☐

Date ___________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on this Voting Information Form. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Voting Information Form.